Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Revolution Medicines, Inc. of our report dated September 19, 2019, except for the effects of the reverse stock split described in Note 2, as to which the date is February 7, 2020 relating to the financial statements, which appears in Revolution Medicines, Inc.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-235968).

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 18, 2020